As filed with the Securities and Exchange Commission on May 19, 2006.

Registration No. 333-128337

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 7 TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MASTERCARD INCORPORATED

(Exact name of Registrant as specified in its charter)

Delaware	7389	13-4172551
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

2000 Purchase Street

Purchase, New York 10577

Telephone: (914) 249-2000

(Address, including zip code, and telephone number,

including area code, of Registrant’s principal executive offices)

Noah J. Hanft, Esq.

General Counsel

MasterCard Incorporated

2000 Purchase Street

Purchase, New York 10577

Telephone: (914) 249-2000

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Vincent Pagano, Jr., Esq. Joshua Ford Bonnie, Esq. Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, NY 10017-3954 Telephone: (212) 455-2000 Facsimile: (212) 455-2502	David Lopez, Esq. Cleary Gottlieb Steen & Hamilton LLP One Liberty Plaza New York, NY 10006-1470 Telephone: (212) 225-2000 Facsimile: (212) 225-3999

Approximate date of commencement of the proposed sale of the securities to the public:    As soon as practicable after the Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Class A common stock, par value $.0001 per share	66,134,989 shares	$43.00	$2,843,804,527	$330,502.08

(1)	Includes 4,614,077 shares subject to the underwriters’ option to purchase additional shares.
(2)	Estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457(a) under the Securities Act of 1933.
(3)	Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Pre-Effective Amendment No. 7 to the Registration Statement on Form S-1 (File No. 333-128337) of MasterCard Incorporated is filed solely for the purpose of adding exhibits to such Registration Statement and amending “Part II — Item 16. Exhibits and Financial Statement Schedules”.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the expenses payable by the Registrant in connection with the issuance and distribution of the Class A common stock being registered hereby. All of such expenses are estimates, other than the filing and listing fees payable to the Securities and Exchange Commission, the New York Stock Exchange and the National Association of Securities Dealers, Inc.

Filing Fee—Securities and Exchange Commission	$330,502
Listing Fee—New York Stock Exchange	250,000
Fee—National Association of Securities Dealers	75,500
Fees and Expenses of Counsel	3,500,000
Printing Expenses	600,000
Fees and Expenses of Independent Registered Public Accounting Firm	1,350,000
Blue Sky Fees and Expenses	12,500

Total	$6,118,502

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) grants each corporation organized thereunder the power to indemnify any person who is or was a director, officer, employee or agent of a corporation or enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of being or having been in any such capacity, if he acted in good faith in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action, or proceeding, had no reasonable cause to believe his conduct was unlawful, except that with respect to an action brought by or in the right of the corporation such indemnification is limited to expenses (including attorneys fees). Our amended and restated certificate of incorporation provides that we must indemnify our directors and officers and members of the European Board to the fullest extent permitted by Delaware law. We have also entered into indemnification agreements with our directors and director nominees that provide for us to indemnify them to the fullest extent permitted by Delaware law.

Section 102(b)(7) of the DGCL enables a corporation, in its certificate of incorporation or an amendment thereto, to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for violations of the directors’ fiduciary duty, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit. Our certificate of incorporation provides for such limitations on liability for our directors and members of the European Board.

We currently maintain liability insurance for our directors and officers. In connection with this offering, we will obtain additional liability insurance for our directors and officers. Such insurance would be available to our directors and officers in accordance with its terms.

Reference is made to the form of underwriting agreement to be filed as Exhibit 1.1 hereto for provisions providing that the underwriters are obligated under certain circumstances, to indemnify our directors, officers and controlling persons against certain liabilities under the Securities Act of 1933, as amended.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Under MasterCard Incorporated’s organizational documents, its class A redeemable common stock was reallocated among its stockholders and any institutions that became new principal members of its subsidiary, MasterCard International Incorporated, during a three-year transition period following MasterCard Incorporated’s conversion to a private share company and integration with MasterCard Europe (formerly Europay S.A.) in 2002. The reallocation was undertaken in accordance with a formula based upon such stockholders’ and principal members’ contributions to MasterCard’s business during the twelve months ended June 30, 2005. On July 1, 2005, as part of this reallocation process, MasterCard Incorporated issued an aggregate of 348 shares of its class A redeemable common stock, par value $.01 per share, or one share each, to 348 such new principal members for $.01 per share. On October 21, 2005, a total of 2,218,363 additional shares were delivered to 283 of these new principal members as a result of the reallocation process. The issuance and delivery of such shares was not registered under the Securities Act because the shares were offered and sold in a transaction exempt from registration under Section 4(2) of the Securities Act.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibit Index

1.1	Form of Underwriting Agreement relating to MasterCard Incorporated’s Class A common stock.

3.1(a)**	Form of Amended and Restated Certificate of Incorporation of MasterCard Incorporated.

3.1(b)**	Form of Amended and Restated Bylaws of MasterCard Incorporated.

3.2(a)**	Form of Amended and Restated Certificate of Incorporation of MasterCard International Incorporated.

3.2(b)**	Form of Amended and Restated Bylaws of MasterCard International Incorporated.

4.1	Form of MasterCard International Incorporated Note Purchase Agreement, dated as of June 30, 1998, regarding $80,000,000 of 6.67% Subordinated Notes due June 30, 2008 (incorporated by reference to Exhibit 4 to Pre-Effective Amendment No. 2 to the Registrant’s Registration Statement on Form S-4 filed November 9, 2001 (No. 333-67544)).

4.2	Amendment to MasterCard International Incorporated Note Purchase Agreement, dated August 4, 2004, regarding $80,000,000 of 6.67% Subordinated Notes due June 30, 2008 (incorporated by reference to Exhibit 4.1 to the Registrant’s Report on Form 10-Q filed November 9, 2004 (No. 000-50250)).

5.1**	Opinion of Simpson Thacher & Bartlett LLP.

10.1	Settlement Agreement, dated as of June 4, 2003, between MasterCard International Incorporated and Plaintiffs in the class action litigation entitled In Re Visa Check/MasterMoney Antitrust Litigation (incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q filed August 8, 2003 (No. 000-50250)).

10.2	$2,500,000,000 Credit Agreement, dated as of April 28, 2006, among MasterCard Incorporated, MasterCard International Incorporated, the several lenders, Citigroup Global Markets Inc., as sole lead arranger and sole book manager, Citibank, N.A., as co-administrative agent, JPMorgan Chase Bank, N.A. as co-administrative agent, and J.P. Morgan Securities Inc., as co-arranger (incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q filed May 2, 2006 (No. 000-50250)).

10.3	Lease, dated as of August 31, 1999, between MasterCard International O’Fallon 1999 Trust and MasterCard International Incorporated, relating to $149,380,000 7.36% Series A Senior Secured Notes due September 1, 2009 of MasterCard International O’Fallon 1999 Trust and up to $5,000,000 Series B Senior Secured Notes due September 1, 2009 of MasterCard International O’Fallon 1999 Trust (incorporated by reference to Exhibit 10.3 to Pre-Effective Amendment No. 2 to the Registrant’s Registration Statement on Form S-4 filed November 9, 2001 (No. 333-67544)).

10.4	Guarantee, dated as of August 31, 1999, made by MasterCard International Incorporated in favor of State Street Bank and Trust Company of Missouri, N.A., as Indenture Trustee for the Noteholders under the Indenture, dated as of August 31, 1999 between MasterCard International O’Fallon 1999 Trust and the Indenture Trustee (incorporated by reference to Exhibit 10.4 to Pre-Effective Amendment No. 2 to the Registrant’s Registration Statement on Form S-4 filed November 9, 2001 (No. 333-67544)).

10.4.1	First Amendment To Guarantee, dated as of November 23, 2004, between MasterCard International Incorporated, MasterCard Incorporated and UMB Bank & Trust, N.A. (incorporated by reference to Exhibit 10.4.1 to the Registrant’s Annual Report on Form 10-K filed March 2, 2005 (No. 000-50250)).

10.5	Indenture, dated as of August 31, 1999, from MCI O’Fallon 1999 Trust to State Street Bank and Trust Company of Missouri, N.A., relating to the MasterCard Winghaven facility (incorporated by reference to Exhibit 10.3 to the Registrant’s Quarterly Report on Form 10-Q filed August 8, 2003 (No. 000-50250)).

10.6	Lease, dated as of April 1, 2003, between MasterCard International, LLC and City of Kansas City, Missouri relating to the Kansas City facility (incorporated by reference to Exhibit 10.4 to the Registrant’s Quarterly Report on Form 10-Q filed August 8, 2003 (No. 000-50250)).

10.7***	Agreement, dated as of January 1, 2004, by and among MasterCard International Incorporated, Citibank, N.A., et al. (incorporated by reference to Exhibit 10.2 to the Registrant’s Report on Form 10-Q filed August 5, 2004 (No. 000-50250)).

10.7.1***	MasterCard International—Citibank, N.A Agreement, dated December 31, 2004, between MasterCard International Incorporated and Citibank, N.A. (incorporated by reference to Exhibit 10.7.1 to the Registrant’s Annual Report on Form 10-K filed March 2, 2005 (No. 000-50250)).

10.8***	Master Agreement, dated as of February 8, 2005, between MasterCard International Incorporated and JPMorgan Chase Bank, National Association (incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q filed May 9, 2005 (No. 000-50250)).

10.9	Employment Agreement between MasterCard International Incorporated and Robert W. Selander (incorporated by reference to Exhibit 10.7 to Pre-Effective Amendment No. 2 to the Registrant’s Registration Statement on Form S-4 filed November 9, 2001 (No. 333-67544)).

10.9.1	Addendum to the Employment Agreement between MasterCard International Incorporated and Robert W. Selander, dated February 28, 2005 (incorporated by reference to Exhibit 10.9.1 to the Registrant’s Annual Report on Form 10-K filed March 2, 2005 (No. 000-50250)).

10.10	Form of Employment Agreement between MasterCard International Incorporated and Executive Officers other than the President and Chief Executive Officer (incorporated by reference to Exhibit 10.7 to the Registrant’s Annual Report on Form 10-K filed March 7, 2003 (No. 333-67544)).

10.11	MasterCard International Incorporated Executive Incentive Plan as Amended and Restated Effective January 1, 2004 (incorporated by reference to Exhibit 10.11 to the Registrant’s Annual Report on Form 10-K filed March 4, 2004 (No. 000-50250)).

10.12	MasterCard International Incorporated Supplemental Executive Retirement Plan (incorporated by reference to Exhibit 10.10 to Pre-Effective Amendment No. 2 to the Company’s Registration Statement on Form S-4 filed November 9, 2001 (No. 333-67544)).

10.12.1	Amendment to the MasterCard International Incorporated Supplemental Executive Retirement Plan effective as of January 1, 2005 (incorporated by reference to Exhibit 10.12.1 to the Registrant’s Annual Report on Form 10-K filed March 16, 2006 (No. 000-50250)).

10.13	MasterCard International Incorporated Value Appreciation Program (incorporated by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K filed November 19, 2004 (No. 000-50250)).

10.14	MasterCard International Incorporated Annual Incentive Compensation Plan (AICP), as amended and restated, effective January 1, 2005 (incorporated by reference to Exhibit 10.14 to the Registrant’s Annual Report on Form 10-K filed March 2, 2005 (No. 000-50250)).

10.15	MasterCard International Incorporated Annuity Bonus Program: Statement of Company Payroll and Procedures, as amended and restated January 1, 2005 with amendments through December 1, 2005 (incorporated by reference to Exhibit 10.15 to the Registrant’s Annual Report on Form 10-K filed March 16, 2006 (No. 000-50250)).

10.16	MasterCard International Incorporated Deferral Plan, as amended and restated January 1, 2003 (incorporated by reference to Exhibit 10.16 to the Company’s Annual Report on Form 10-K filed March 2, 2005 (No. 000-50250)).

10.17	Schedule of Non-employee Directors’ Annual Compensation (incorporated by reference to Exhibit 10.17 to the Company’s Annual Report on Form 10-K filed March 2, 2005 (No. 000-50250)).

10.18	Change-in-Control Agreement between MasterCard International Incorporated and Robert W. Selander (incorporated by reference to Exhibit 10.11 to Pre-Effective Amendment No. 2 to the Registrant’s Registration Statement on Form S-4 filed November 9, 2001 (No. 333-67544)).

10.19	Form of Change-in-Control Agreement between MasterCard International Incorporated and Executive Officers other than the President and Chief Executive Officer (incorporated by reference to Exhibit 10.11 to the Registrant’s Annual Report on Form 10-K filed March 7, 2003 (No. 333-67544)).

10.20	Euro 100,000,000 Multi-Currency Overdraft Facility Agreement, dated as of September 30, 2002, between MasterCard Europe sprl and HSBC Bank plc (incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q filed November 14, 2002 (No. 333-67544)).

10.21	MasterCard International Incorporated Senior Executive Annual Incentive Compensation Plan, effective January 1, 2005 (incorporated by reference to Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q filed August 4, 2005 (No. 000-50250)).

10.22

MasterCard International Incorporated Senior Executive Incentive Plan, effective

January 1, 2005 (incorporated by reference to Exhibit 10.3 to the Registrant’s Quarterly Report on Form 10-Q filed August 4, 2005 (No. 000-50250)).

10.23**	Form of MasterCard Incorporated 2006 Long Term Incentive Plan.

10.24****	Customer Business Agreement between MasterCard International Incorporated and Bank of America, N.A. effective as of January 1, 2006 (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed May 11, 2006 (No. 000-50250)).

10.25****	Member Business Agreement, dated July 1, 2003, by and between MasterCard International Incorporated and HSBC Bank USA and Household Bank (SB), N.A. (previously filed).

10.26	Form of Indemnification Agreement between MasterCard Incorporated and each of its directors (incorporated by reference to Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q filed May 2, 2006 (No. 000-50250)).

10.27	Form of Indemnification Agreement between MasterCard Incorporated and each of its director nominees (incorporated by reference to Exhibit 10.3 to the Registrant’s Quarterly Report on Form 10-Q filed May 2, 2006 (No. 000-50250)).

10.28**	Form of Deed of Gift between MasterCard Incorporated and The MasterCard Foundation.

15.1**	Letter from PricewaterhouseCoopers LLP regarding Unaudited Interim Financial Information.

21.1**	List of Subsidiaries of MasterCard Incorporated.

23.1**	Consent of PricewaterhouseCoopers LLP.

23.2**	Consent of Simpson Thacher & Bartlett LLP (included as part of Exhibit 5.1).

23.3**	Consent of David R. Carlucci to be named as a director nominee.

23.4**	Consent of Richard Haythornthwaite to be named as a director nominee.

23.5**	Consent of Marc Olivié to be named as a director nominee.

23.6**	Consent of Mark Schwartz to be named as a director nominee.

23.7**	Consent of Edward Su-ning Tian to be named as a director nominee.

23.8**	Consent of Manoel Luiz Ferrão de Amorim to be named as a director nominee.

24.1**	Power of Attorney (included on signature pages to this Registration Statement).

*	To be filed by amendment.
**	Previously filed.
***	Exhibit omits certain information that has been filed separately with the Securities and Exchange Commission and has been granted confidential treatment.
****	The registrant has applied for confidential treatment of portions of these exhibits. Accordingly, portions have been omitted and filed separately with the Securities and Exchange Commission.

(b) Financial Statement Schedules

All consolidated financial statement schedules are omitted because they are not applicable, not required or the information is included elsewhere in the consolidated financial statements or notes thereto in this prospectus.

ITEM 17. UNDERTAKINGS

(a) The undersigned Registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on the 19th day of May 2006.

MASTERCARD INCORPORATED

By:	/S/ ROBERT W. SELANDER
Name:	Robert W. Selander
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of May 2006.

Signature	Title

/S/ ROBERT W. SELANDER Robert W. Selander	President, Chief Executive Officer and Director (principal executive officer)

* Chris A. McWilton	Chief Financial Officer (principal financial officer)

* Tara Maguire	Corporate Controller (principal accounting officer)

* William F. Aldinger	Director

* Silvio Barzi	Director

* Donald L. Boudreau	Director

* Augusto M. Escalante	Director

* Richard Fairbank	Director

* Bernd M. Fieseler	Director

* Baldomero Falcones Jaquotot	Chairman of the Board and Director

* Iwao Iijima	Director

* Michel Lucas	Director

Signature	Title

* Norman C. McLuskie	Director

* Siddharth N. Mehta	Director

* Robert W. Pearce	Director

* Michael Pratt	Director

* Tan Teong Hean	Director

* Jac Verhaegen	Director

* Robert B. Willumstad	Vice Chairman and Director

*	By:	/S/ ROBERT W. SELANDER
	Name:	Robert W. Selander
	Title:	Attorney-in-fact